Exhibit 99.1

NEWS RELEASE - FOR IMMEDIATE RELEASE

APRIL 26, 2016

Equity Residential Reports First Quarter 2016 Results

Chicago, IL - April 26, 2016 - Equity Residential (NYSE: EQR) today reported results for the quarter ended March 31, 2016. All per share results are reported as available to common shares on a diluted basis.

“West Coast apartment fundamentals remain extremely strong while East Coast markets continue to lag due to new supply,” said David J. Neithercut, Equity Residential’s President and CEO.  “While a return to more normal, seasonal operating trends will likely cause same store revenue growth to fall modestly short of our original guidance midpoint this year, our revised expectations remain well above historical trends, making 2016 another exceptional year for Equity Residential.”

Highlights in the Quarter:

•	Increased same store revenues 4.6%, which, combined with flat same store expenses, produced an increase in same store net operating income (NOI) of 6.6%.

•
Completed the sale, for $5.365 billion, of 23,262 apartment units to controlled affiliates of Starwood Capital Group (Starwood Sale), generating an Economic Gain of approximately $2.0 billion and an unlevered internal rate of return (Unlevered IRR) of 11.3%.

•	Paid a special dividend to shareholders of $8 per common share, totaling approximately $3.0 billion.

•
Sold, for $412.5 million, Woodland Park, a 1,811-unit property in East Palo Alto, California, which the Company purchased in late 2011 for $130.0 million, generating an Economic Gain of approximately $259.0 million and an Unlevered IRR of 37.2%.

•
Sold, for $390.0 million, River Tower, a 323-unit property in New York City, which the Company acquired in early 2010 for $217.6 million, generating an Economic Gain of approximately $152.5 million and an Unlevered IRR of 14.1%.

•	Acquired a property in each of Seattle, Los Angeles and Brooklyn, NY for an aggregate purchase price of approximately $204.1 million at a weighted average Acquisition Capitalization Rate of 4.9%.

•
Retired approximately $2.0 billion of existing debt, the majority of which was scheduled to mature in 2016 and 2017, using proceeds from the Company’s asset sales, improving the Company’s already strong credit metrics.

First Quarter 2016
FFO (Funds from Operations), as defined by the National Association of Real Estate Investment Trusts (NAREIT), for the first quarter of 2016 was $0.47 per share compared to $0.79 per share in the first quarter of 2015. The difference is due primarily to the various non-comparable items listed on page 23 of this release and the items described below.

For the first quarter of 2016, the Company reported Normalized FFO of $0.76 per share compared to $0.79 per share in the same period of 2015. The following items impacted Normalized FFO per share in the quarter:

•	a positive impact of approximately $0.06 per share from increased same store NOI;

•	a positive impact of approximately $0.03 per share from NOI from non-same store properties currently in lease up;

•	a positive impact of approximately $0.03 per share from lower total interest expense;

•	a positive impact of approximately $0.01 per share from other items; and

•	a negative impact of approximately $0.16 per share of lower NOI primarily as a result of the Company’s 2016 disposition activity.

Reconciliations and definitions of FFO and Normalized FFO are provided on pages 6, 26 and 27 of this release and the Company has included guidance for Normalized FFO on page 24 and FFO and EPS on page 27 of this release.

For the first quarter of 2016, the Company reported earnings of $9.76 per share compared to $0.49 per share in the first quarter of 2015. The difference is due primarily to a higher amount of property sale gains due to significantly more property sales in the first quarter of 2016, lower depreciation expense in the first quarter of 2016 as a direct result of these property sales, the various non-comparable items listed on page 23 of this release and the items described above.

Same Store Results
On a same store first quarter to first quarter comparison, which includes 73,222 apartment units, revenues increased 4.6%, expenses were flat and NOI increased 6.6%.

Investment Activity
The properties acquired during the quarter were a 61-unit property in Seattle for approximately $25.8 million, a 298-unit property in Los Angeles for approximately $98.6 million, including the assumption of a $42.8 million mortgage, and a 120-unit property in Brooklyn, NY, currently in the final stages of lease up, for approximately $79.7 million.

During the first quarter of 2016, the Company completed the Starwood Sale for $5.365 billion, or $230,634 per unit on average, generating an Unlevered IRR of 11.3%. In addition, the Company sold eight other consolidated apartment properties, consisting of 2,900 apartment units, for an aggregate sale price of approximately $950.0 million. Collectively, these dispositions produced an Economic Gain of approximately $2.4 billion and an Unlevered IRR of 11.8%. The weighted average Disposition Yield on these sales is estimated at 5.3%.

Also during the first quarter of 2016, the Company sold two land parcels for an aggregate sale price of approximately $27.5 million, generating an Economic Gain and GAAP gain of approximately $11.7 million.

On April 1, 2016, the Company sold, for approximately $63.3 million, its interest in the management contracts and related rights for its military housing business at Joint Base Lewis McChord in Washington State.

Debt Extinguishments
In connection with the Starwood Sale and other completed and anticipated 2016 asset sales, the Company retired, in the first quarter of 2016, approximately $2.0 billion in debt principal, the majority of which was scheduled to mature in 2016 and 2017. The debt payoffs included both secured and unsecured debt in order to maintain the Company’s existing credit metrics and strong credit profile. The Company incurred approximately $112.4 million in prepayment penalties associated with these debt extinguishments. The prepayment penalties, certain related write-offs of unamortized deferred financing costs, premiums/discounts and derivative settlements, reduced EPS and FFO in the first quarter of 2016 by approximately $120.1 million but did not impact Normalized FFO.

Second Quarter 2016 Guidance
The Company has established a Normalized FFO guidance range of $0.74 to $0.78 per share for the second quarter of 2016. The difference between the Company’s first quarter 2016 Normalized FFO of $0.76 per share and the midpoint of the second quarter 2016 guidance range of $0.76 per share is due primarily to:

•	a positive impact of approximately $0.03 per share from increased same store NOI;

•	a positive impact of approximately $0.01 per share from NOI from non-same store properties currently in lease up;

•	a positive impact of approximately $0.02 per share from lower total interest expense;

•	a negative impact of approximately $0.05 per share of lower NOI primarily as a result of the Company’s 2016 disposition activity; and

•	a negative impact of approximately $0.01 per share from other items.

Full Year 2016 Guidance
The Company has revised its guidance for its full year 2016 same store operating performance and Normalized FFO per share as listed below:

	Previous	Revised
Same store:
Physical occupancy	96.0%	95.9%
Revenue change	4.5% to 5.25%	4.5% to 5.0%
Expense change	2.5% to 3.5%	2.5% to 3.0%
NOI change	5.0% to 6.5%	5.0% to 6.0%

Normalized FFO per share	$3.00 to $3.20	$3.05 to $3.15

Glossary of Terms and Definitions
To improve comparability and enhance disclosure, the Company has added a glossary of defined terms and related reconciliations of Non-GAAP financial measures on pages 25 through 28 of this release.

Second Quarter 2016 Earnings and Conference Call
Equity Residential expects to announce second quarter 2016 results on Tuesday, July 26, 2016 and host a conference call to discuss those results at 10:00 a.m. CT on Wednesday, July 27, 2016.

About Equity Residential
Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. As of April 22, 2016, Equity Residential owns or has investments in 315 properties consisting of 78,831 apartment units. For more information on Equity Residential, please visit our website at www.equityapartments.com.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the Company’s conference call discussing these results will take place tomorrow, Wednesday, April 27, at 10:00 a.m. Central. Please visit the Investor section of the Company’s web site at www.equityapartments.com for the link. A replay of the web cast will be available for two weeks at this site.

Equity Residential
Consolidated Statements of Operations
(Amounts in thousands except per share data)
(Unaudited)

	Quarter Ended March 31,
	2016	2015
REVENUES
Rental income	$616,165	$664,606
Fee and asset management	2,918	1,765
Total revenues	619,083	666,371

EXPENSES
Property and maintenance	109,165	124,560
Real estate taxes and insurance	80,196	86,432
Property management	23,495	22,765
General and administrative	16,717	19,762
Depreciation	172,885	194,521
Total expenses	402,458	448,040

Operating income	216,625	218,331

Interest and other income	3,058	169
Other expenses	(2,556)	70
Interest:
Expense incurred, net	(213,492)	(108,782)
Amortization of deferred financing costs	(5,394)	(2,589)
(Loss) income before income and other taxes, (loss) income from investments in unconsolidated entities, net gain (loss) on sales of real estate properties and land parcels and discontinued operations	(1,759)	107,199
Income and other tax (expense) benefit	(350)	(43)
(Loss) income from investments in unconsolidated entities	(1,104)	2,963
Net gain on sales of real estate properties	3,723,479	79,951
Net gain (loss) on sales of land parcels	11,722	(1)
Income from continuing operations	3,731,988	190,069
Discontinued operations, net	(157)	155
Net income	3,731,831	190,224
Net (income) attributable to Noncontrolling Interests:
Operating Partnership	(143,309)	(7,059)
Partially Owned Properties	(764)	(643)
Net income attributable to controlling interests	3,587,758	182,522
Preferred distributions	(773)	(891)
Premium on redemption of Preferred Shares	—	(2,789)
Net income available to Common Shares	$3,586,985	$178,842

Earnings per share – basic:
Income from continuing operations available to Common Shares	$9.84	$0.49
Net income available to Common Shares	$9.84	$0.49
Weighted average Common Shares outstanding	364,592	363,098

Earnings per share – diluted:
Income from continuing operations available to Common Shares	$9.76	$0.49
Net income available to Common Shares	$9.76	$0.49
Weighted average Common Shares outstanding	382,243	380,327

Distributions declared per Common Share outstanding	$8.50375	$0.5525

Equity Residential
Consolidated Statements of Funds From Operations and Normalized Funds From Operations
(Amounts in thousands except per share data)
(Unaudited)

	Quarter Ended March 31,
	2016	2015
Net income	$3,731,831	$190,224
Net (income) attributable to Noncontrolling Interests – Partially Owned Properties	(764)	(643)
Preferred distributions	(773)	(891)
Premium on redemption of Preferred Shares	—	(2,789)
Net income available to Common Shares and Units	3,730,294	185,901

Adjustments:
Depreciation	172,885	194,521
Depreciation – Non-real estate additions	(1,408)	(1,261)
Depreciation – Partially Owned Properties	(994)	(1,079)
Depreciation – Unconsolidated Properties	1,233	1,228
Net (gain) on sales of real estate properties	(3,723,479)	(79,951)
Discontinued operations:
Net (gain) on sales of discontinued operations	(15)	—
FFO available to Common Shares and Units	178,516	299,359

Adjustments (see page 23 for additional detail):
Asset impairment and valuation allowances	—	—
Property acquisition costs and write-off of pursuit costs	3,084	(4,825)
Debt extinguishment (gains) losses, including prepayment penalties, preferred share
redemptions and non-cash convertible debt discounts	120,097	1,473
(Gains) losses on sales of non-operating assets, net of income and other tax expense
(benefit)	(12,278)	1,658
Other miscellaneous non-comparable items	62	1,337
Normalized FFO available to Common Shares and Units	$289,481	$299,002

FFO	$179,289	$303,039
Preferred distributions	(773)	(891)
Premium on redemption of Preferred Shares	—	(2,789)
FFO available to Common Shares and Units - basic and diluted	$178,516	$299,359
FFO per share and Unit - basic	$0.47	$0.79
FFO per share and Unit - diluted	$0.47	$0.79

Normalized FFO	$290,254	$299,893
Preferred distributions	(773)	(891)
Normalized FFO available to Common Shares and Units - basic and diluted	$289,481	$299,002
Normalized FFO per share and Unit - basic	$0.77	$0.79
Normalized FFO per share and Unit - diluted	$0.76	$0.79

Weighted average Common Shares and Units outstanding - basic	378,289	376,696
Weighted average Common Shares and Units outstanding - diluted	382,243	380,327

Note:
See page 23 for additional detail regarding the adjustments from FFO to Normalized FFO. See pages 25 through 28 for the definitions of non-GAAP financial measures and other terms as well as the reconciliations of EPS to FFO per share and Normalized FFO per share.

Equity Residential
Consolidated Balance Sheets
(Amounts in thousands except for share amounts)
(Unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Investment in real estate
Land	$5,777,206	$5,864,046
Depreciable property	18,115,815	18,037,087
Projects under development	1,073,822	1,122,376
Land held for development	154,023	158,843
Investment in real estate	25,120,866	25,182,352
Accumulated depreciation	(4,977,274)	(4,905,406)
Investment in real estate, net	20,143,592	20,276,946
Real estate held for sale	—	2,181,135
Cash and cash equivalents	368,049	42,276
Investments in unconsolidated entities	66,476	68,101
Deposits – restricted	241,741	55,893
Escrow deposits – mortgage	59,355	56,946
Other assets	422,079	428,899
Total assets	$21,301,292	$23,110,196

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$4,223,681	$4,685,134
Notes, net	4,360,137	5,848,956
Line of credit and commercial paper	—	387,276
Accounts payable and accrued expenses	215,817	187,124
Accrued interest payable	69,404	85,221
Other liabilities	347,553	366,387
Security deposits	63,592	77,582
Distributions payable	191,313	209,378
Total liabilities	9,471,497	11,847,058

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	521,080	566,783
Equity:
Shareholders’ equity:
Preferred Shares of beneficial interest, $0.01 par value; 100,000,000 shares authorized; 745,600 shares issued and outstanding as of March 31, 2016 and December 31, 2015	37,280	37,280
Common Shares of beneficial interest, $0.01 par value; 1,000,000,000 shares authorized; 365,496,019 shares issued and outstanding as of March 31, 2016 and 364,755,444 shares issued and outstanding as of December 31, 2015	3,655	3,648
Paid in capital	8,658,169	8,572,365
Retained earnings	2,490,861	2,009,091
Accumulated other comprehensive (loss)	(126,193)	(152,016)
Total shareholders’ equity	11,063,772	10,470,368
Noncontrolling Interests:
Operating Partnership	240,544	221,379
Partially Owned Properties	4,399	4,608
Total Noncontrolling Interests	244,943	225,987
Total equity	11,308,715	10,696,355
Total liabilities and equity	$21,301,292	$23,110,196

Equity Residential

	Portfolio Summary as of December 31, 2015				Portfolio Summary as of March 31, 2016

			% of	Average			% of	Average
		Apartment	Stabilized	Rental		Apartment	Stabilized	Rental
Markets/Metro Areas	Properties	Units	NOI	Rate	Properties	Units	NOI	Rate

Los Angeles	70	16,064	14.5%	$2,209	68	15,218	17.5%	$2,285
Orange County	12	3,684	3.1%	1,918	12	3,684	3.8%	1,933
San Diego	13	3,505	3.1%	2,097	13	3,505	3.7%	2,115
Subtotal – Southern California	95	23,253	20.7%	2,144	93	22,407	25.0%	2,198

New York	40	10,835	17.3%	3,835	40	10,632	19.4%	3,740
San Francisco	52	13,212	14.9%	2,661	51	11,401	17.7%	2,875
Washington DC	57	18,656	17.1%	2,182	47	15,637	17.6%	2,300
Boston	35	8,018	9.6%	2,632	31	7,744	11.3%	2,648
Seattle	44	8,756	7.6%	1,955	37	7,096	7.8%	2,056
South Florida	34	10,934	7.2%	1,682	—	—	—	—
Denver	19	6,935	4.6%	1,556	—	—	—	—
All Other Markets	13	2,633	1.0%	1,183	13	2,633	1.2%	1,194
Total	389	103,232	100.0%	2,306	312	77,550	100.0%	2,531

Unconsolidated Properties	3	1,281	—	—	3	1,281	—	—
Military Housing (A)	2	5,139	—	—	2	5,161	—	—

Grand Total	394	109,652	100.0%	$2,306	317	83,992	100.0%	$2,531

Note: Projects under development are not included in the Portfolio Summary until construction has been completed. See pages 25 through 28 for the definitions of non-GAAP financial measures and other terms, such as Average Rental Rate and % of Stabilized NOI.

(A) The Company sold its interest in the management contracts and related rights associated with the military housing ventures at Joint Base Lewis McChord effective April 1, 2016.

1st Quarter 2016 Earnings Release	8

Equity Residential

Portfolio as of March 31, 2016

		Properties	Apartment Units

	Wholly Owned Properties	291	73,226
	Master-Leased Properties - Consolidated	3	853
	Partially Owned Properties - Consolidated	18	3,471
	Partially Owned Properties - Unconsolidated	3	1,281
	Military Housing (A)	2	5,161

		317	83,992

(A)	The Company sold its interest in the management contracts and related rights associated with the military housing ventures at Joint Base Lewis McChord effective April 1, 2016.

______________________________________________________________________________________________________

Portfolio Rollforward Q1 2016
($ in thousands)

	Properties	Apartment Units	Purchase Price	Acquisition Cap Rate

12/31/2015	394	109,652
Acquisitions:
Consolidated:
Rental Properties – Stabilized	2	359	$124,461	4.9%
Rental Properties – Not Stabilized (A)	1	120	$79,673	4.8%

			Sales Price	Disposition Yield
Dispositions:
Consolidated:
Rental Properties	(80)	(26,162)	$(6,314,953)	(5.3%)
Land Parcels	—	—	$(27,455)
Configuration Changes	—	23

3/31/2016	317	83,992

Note: See pages 25 through 28 for the definitions of non-GAAP financial measures and other terms, such as Acquisition Cap Rate and Disposition Yield.

(A)
The Company acquired one property in the first quarter of 2016 which was in the final stages of completing lease-up and is expected to stabilize in its second year of ownership at a 4.8% yield on cost.

1st Quarter 2016 Earnings Release	9

Equity Residential

First Quarter 2016 vs. First Quarter 2015
Same Store Results/Statistics for 73,222 Same Store Apartment Units
$ in thousands (except for Average Rental Rate)

	Results			Statistics
				Average Rental Rate
					Physical Occupancy
Description	Revenues	Expenses	NOI			Turnover

Q1 2016	$547,676	$162,676	$385,000	$2,500	95.9%	10.8%
Q1 2015	$523,739	$162,663	$361,076	$2,390	96.0%	10.9%

Change	$23,937	$13	$23,924	$110	(0.1%)	(0.1%)

Change	4.6%	0.0%	6.6%	4.6%
______________________________________________________________________________________________________

First Quarter 2016 vs. Fourth Quarter 2015
Same Store Results/Statistics for 74,224 Same Store Apartment Units
$ in thousands (except for Average Rental Rate)

	Results			Statistics
				Average Rental Rate
					Physical Occupancy
Description	Revenues	Expenses	NOI			Turnover

Q1 2016	$556,480	$165,106	$391,374	$2,506	95.9%	10.8%
Q4 2015	$556,053	$155,160	$400,893	$2,498	96.1%	11.3%

Change	$427	$9,946	$(9,519)	$8	(0.2%)	(0.5%)

Change	0.1%	6.4%	(2.4%)	0.3%

Note: Same store operating expenses and same store NOI no longer include an allocation of property management expenses either in the current or comparable periods. The Company has added guidance on property management expense on page 24 of this release. See pages 25 through 28 for the definitions of non-GAAP financial measures and other terms, such as Average Rental Rate, NOI, Physical Occupancy and Turnover.

1st Quarter 2016 Earnings Release	10

Equity Residential
First Quarter 2016 vs. First Quarter 2015
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year's Quarter
		Q1 2016 % of Actual NOI	Q1 2016 Average Rental Rate	Q1 2016 Weighted Average Physical Occupancy %	Q1 2016 Turnover
									Average Rental Rate
	Apartment Units									Physical Occupancy
Markets/Metro Areas						Revenues	Expenses	NOI			Turnover

Los Angeles	13,698	16.6%	$2,259	96.0%	11.7%	6.5%	0.6%	9.1%	6.1%	0.2%	(0.4%)
San Diego	3,505	4.0%	2,115	95.8%	14.0%	5.9%	3.1%	7.0%	6.0%	(0.1%)	0.0%
Orange County	3,490	3.8%	1,917	96.0%	10.3%	5.4%	1.0%	7.0%	5.6%	(0.2%)	(0.8%)
Subtotal – Southern California	20,693	24.4%	2,177	96.0%	11.9%	6.2%	1.1%	8.4%	6.0%	0.1%	(0.4%)

New York	10,007	19.0%	3,640	96.2%	8.7%	2.8%	1.6%	3.5%	2.9%	(0.2%)	0.1%
Washington DC	15,475	18.9%	2,300	95.8%	9.5%	0.9%	(1.9%)	2.2%	0.7%	0.1%	(0.5%)
San Francisco	10,955	17.8%	2,820	96.4%	12.0%	9.5%	3.2%	11.8%	10.1%	(0.3%)	(0.4%)
Boston	7,448	11.6%	2,631	95.2%	10.4%	3.0%	(7.7%)	7.9%	3.1%	(0.4%)	1.6%
Seattle	6,011	6.9%	2,050	95.5%	12.1%	6.0%	7.8%	5.3%	6.1%	(0.2%)	(0.5%)
All Other Markets	2,633	1.4%	1,194	96.1%	9.8%	4.9%	(8.8%)	17.6%	4.9%	0.1%	(1.2%)

Total	73,222	100.0%	$2,500	95.9%	10.8%	4.6%	0.0%	6.6%	4.6%	(0.1%)	(0.1%)

1st Quarter 2016 Earnings Release	11

Equity Residential
First Quarter 2016 vs. Fourth Quarter 2015
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Quarter
		Q1 2016 % of Actual NOI	Q1 2016 Average Rental Rate	Q1 2016 Weighted Average Physical Occupancy %	Q1 2016 Turnover
									Average Rental Rate
	Apartment Units									Physical Occupancy
Markets/Metro Areas						Revenues	Expenses	NOI			Turnover

Los Angeles	14,038	16.9%	$2,283	96.1%	11.7%	1.0%	2.4%	0.5%	1.1%	0.0%	(1.6%)
San Diego	3,505	4.0%	2,115	95.8%	14.0%	0.6%	3.7%	(0.4%)	0.9%	(0.2%)	(0.2%)
Orange County	3,490	3.7%	1,917	96.0%	10.3%	1.1%	7.6%	(0.8%)	1.3%	(0.1%)	(0.7%)
Subtotal – Southern California	21,033	24.6%	2,194	96.0%	11.8%	1.0%	3.2%	0.1%	1.1%	(0.1%)	(1.2%)

New York	10,007	18.7%	3,640	96.2%	8.7%	(0.8%)	8.9%	(5.5%)	(0.3%)	(0.3%)	0.0%
Washington DC	15,475	18.6%	2,300	95.8%	9.5%	0.1%	8.1%	(3.1%)	0.1%	0.1%	(1.3%)
San Francisco	11,128	17.8%	2,826	96.4%	12.1%	0.8%	6.4%	(0.9%)	0.8%	0.1%	0.4%
Boston	7,650	11.7%	2,648	95.1%	10.5%	(1.3%)	3.3%	(3.0%)	(0.5%)	(1.3%)	1.3%
Seattle	6,298	7.2%	2,056	95.5%	12.2%	0.1%	9.9%	(3.3%)	0.3%	(0.1%)	(0.2%)
All Other Markets	2,633	1.4%	1,194	96.1%	9.8%	1.3%	4.5%	(0.9%)	0.9%	0.5%	(2.3%)

Total	74,224	100.0%	$2,506	95.9%	10.8%	0.1%	6.4%	(2.4%)	0.3%	(0.2%)	(0.5%)

1st Quarter 2016 Earnings Release	12

Equity Residential

First Quarter 2016 vs. First Quarter 2015
Same Store Operating Expenses for 73,222 Same Store Apartment Units
$ in thousands

					% of Actual Q1 2016 Operating Expenses
	Actual Q1 2016	Actual Q1 2015	$ Change	% Change

Real estate taxes	$66,712	$63,244	$3,468	5.5%	41.0%
On-site payroll (1)	36,662	36,710	(48)	(0.1%)	22.5%
Utilities (2)	24,187	26,648	(2,461)	(9.2%)	14.9%
Repairs and maintenance (3)	19,394	20,603	(1,209)	(5.9%)	11.9%
Insurance	4,356	4,195	161	3.8%	2.7%
Leasing and advertising	2,145	2,102	43	2.0%	1.3%
Other on-site operating expenses (4)	9,220	9,161	59	0.6%	5.7%

Same store operating expenses	$162,676	$162,663	$13	0.0%	100.0%

Note: Same store operating expenses no longer include an allocation of property management expenses either in the current or comparable periods. The Company has added guidance on property management expense on page 24 of this release.

(1)	On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.

(2)	Utilities - Represents gross expenses prior to any recoveries under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.

(3)
Repairs and maintenance - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair and maintenance costs.

(4)	Other on-site operating expenses - Includes ground lease costs and administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

1st Quarter 2016 Earnings Release	13

Equity Residential

Debt Summary as of March 31, 2016
(Amounts in thousands)
				Weighted Average Maturities (years)
			Weighted Average Rates (1)

	Amounts (1)	% of Total

Secured	$4,223,681	49.2%	4.33%	7.1
Unsecured	4,360,137	50.8%	4.50%	10.8

Total	$8,583,818	100.0%	4.42%	9.0

Fixed Rate Debt:
Secured – Conventional	$3,565,891	41.5%	4.99%	5.5
Unsecured – Public	3,901,694	45.5%	4.96%	11.7

Fixed Rate Debt	7,467,585	87.0%	4.97%	8.8

Floating Rate Debt:
Secured – Conventional	7,893	0.1%	0.49%	18.1
Secured – Tax Exempt	649,897	7.6%	0.68%	15.3
Unsecured – Public (2)	458,443	5.3%	1.19%	3.3
Unsecured – Revolving Credit Facility	—	—	1.36%	2.0
Unsecured – Commercial Paper Program (3)	—	—	0.96%	—

Floating Rate Debt	1,116,233	13.0%	0.90%	10.5

Total	$8,583,818	100.0%	4.42%	9.0

(1) Net of the effect of any derivative instruments. Weighted average rates are for the quarter ended March 31, 2016.
(2) Fair value interest rate swaps convert the $450.0 million 2.375% notes due July 1, 2019 to a floating interest rate of 90-Day LIBOR plus 0.61%.
(3) As of March 31, 2016, there was no commercial paper outstanding.
Note: The Company capitalized interest of approximately $14.2 million and $15.3 million during the quarters ended March 31, 2016 and 2015, respectively.
Note: The Company recorded approximately $9.0 million and $0.5 million of net debt discount/deferred derivative settlement amortization as additional interest expense during the quarters ended March 31, 2016 and 2015, respectively.

Debt Maturity Schedule as of March 31, 2016
(Amounts in thousands)
					Weighted Average Rates on Fixed Rate Debt (1)	Weighted Average Rates on Total Debt (1)

	Fixed Rate (1)	Floating Rate (1)
Year			Total	% of Total

2016	$63,918	$—	$63,918	0.8%	6.60%	6.60%
2017	605,426	456	605,882	7.1%	6.19%	6.19%
2018	83,706	97,660	181,366	2.1%	5.57%	3.08%
2019	807,650	481,299	1,288,949	15.0%	5.47%	3.75%
2020	1,679,598	809	1,680,407	19.6%	5.49%	5.49%
2021	946,265	856	947,121	11.0%	4.63%	4.64%
2022	266,240	905	267,145	3.1%	3.27%	3.28%
2023	1,327,965	956	1,328,921	15.5%	3.74%	3.74%
2024	2,498	1,010	3,508	0.0%	4.97%	5.14%
2025	452,625	1,069	453,694	5.3%	3.38%	3.39%
2026+	1,271,816	599,434	1,871,250	21.8%	4.76%	3.48%
Deferred Financing Costs	(32,895)	(10,004)	(42,899)	(0.5%)	N/A	N/A
Premium/(Discount)	(7,227)	(58,217)	(65,444)	(0.8%)	N/A	N/A

Total	$7,467,585	$1,116,233	$8,583,818	100.0%	4.81%	4.27%

(1) Net of the effect of any derivative instruments. Weighted average rates are as of March 31, 2016.

1st Quarter 2016 Earnings Release	14

Equity Residential
Unsecured Debt Summary as of March 31, 2016
(Amounts in thousands)

	Interest Rate	Due Date	Amount

Fixed Rate Notes:
	5.750%	06/15/17	$394,077
	7.125%	10/15/17	103,898
	4.750%	07/15/20	600,000
	4.625%	12/15/21	750,000
	3.000%	04/15/23	500,000
	3.375%	06/01/25	450,000
	7.570%	08/15/26	92,025
	4.500%	07/01/44	750,000
	4.500%	06/01/45	300,000
Deferred Financing Costs and Unamortized (Discount)			(38,306)

			3,901,694

Floating Rate Notes:
	(1)	07/01/19	450,000
Fair Value Derivative Adjustments	(1)	07/01/19	10,534
Deferred Financing Costs and Unamortized (Discount)			(2,091)

			458,443

Line of Credit and Commercial Paper:
Revolving Credit Facility (2) (3)	LIBOR+0.95%	04/01/18	—
Commercial Paper Program (2) (4)			—

			—

Total Unsecured Debt			$4,360,137

(1)	Fair value interest rate swaps convert the $450.0 million 2.375% notes due July 1, 2019 to a floating interest rate of 90-Day LIBOR plus 0.61%.

(2)	Facility/program is private. All other unsecured debt is public.

(3)
The interest rate on advances under the $2.5 billion revolving credit facility maturing April 1, 2018 will generally be LIBOR plus a spread (currently 0.95%) and an annual facility fee (currently 15 basis points). Both the spread and the facility fee are dependent on the credit rating of the Company's long-term debt. As of March 31, 2016, there was approximately $2.44 billion available on this facility (net of $64.5 million which was restricted/dedicated to support letters of credit).

(4)
The Company may borrow up to a maximum of $500.0 million on the commercial paper program subject to market conditions. The notes bear interest at various floating rates with a weighted average of 0.96% for the quarter ended March 31, 2016. No amounts were outstanding at March 31, 2016.

1st Quarter 2016 Earnings Release	15

	Equity Residential

	Selected Unsecured Public Debt Covenants
		March 31, 2016	December 31, 2015

	Total Debt to Adjusted Total Assets (not to exceed 60%)	33.5%	38.4%

	Secured Debt to Adjusted Total Assets (not to exceed 40%)	16.5%	16.5%

	Consolidated Income Available for Debt Service to
	Maximum Annual Service Charges
	(must be at least 1.5 to 1)	3.84	3.67

	Total Unsecured Assets to Unsecured Debt
	(must be at least 150%)	437.0%	338.3%

Note:
These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt, which represent the Company's most restrictive covenants. Equity Residential is the general partner of ERPOP.

Selected Credit Ratios
		March 31, 2016	December 31, 2015

	Total debt to Normalized EBITDA	4.87x	6.11x

	Net debt to Normalized EBITDA	4.63x	6.06x

	Unencumbered NOI as a % of total NOI	70.8%	71.2%

Note:	See page 22 for the Normalized EBITDA reconciliations.

1st Quarter 2016 Earnings Release	16

Equity Residential

Capital Structure as of March 31, 2016
(Amounts in thousands except for share/unit and per share amounts)

Secured Debt			$4,223,681	49.2%
Unsecured Debt			4,360,137	50.8%

Total Debt			8,583,818	100.0%	23.1%

Common Shares (includes Restricted Shares)	365,496,019	96.1%
Units (includes OP Units and Restricted Units)	14,703,617	3.9%

Total Shares and Units	380,199,636	100.0%
Common Share Price at March 31, 2016	$75.03
			28,526,379	99.9%
Perpetual Preferred Equity (see below)			37,280	0.1%

Total Equity			28,563,659	100.0%	76.9%

Total Market Capitalization			$37,147,477		100.0%

__________________________________________________________________________________________________________________________________________

Perpetual Preferred Equity as of March 31, 2016
(Amounts in thousands except for share and per share amounts)
				Annual Dividend Per Share	Annual Dividend Amount
	Redemption Date	Outstanding Shares	Liquidation Value
Series
Preferred Shares:
8.29% Series K	12/10/26	745,600	$37,280	$4.145	$3,091

Total Perpetual Preferred Equity		745,600	$37,280		$3,091

1st Quarter 2016 Earnings Release	17

Equity Residential
Common Share and Unit
Weighted Average Amounts Outstanding

	Q1 2016	Q1 2015

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	364,592,279	363,098,200
Shares issuable from assumed conversion/vesting of:
- OP Units	13,696,822	13,597,682
- long-term compensation shares/units	3,953,965	3,631,489

Total Common Shares and Units - diluted	382,243,066	380,327,371

Weighted Average Amounts Outstanding for FFO and Normalized FFO Purposes:
Common Shares - basic	364,592,279	363,098,200
OP Units - basic	13,696,822	13,597,682

Total Common Shares and OP Units - basic	378,289,101	376,695,882
Shares issuable from assumed conversion/vesting of:
- long-term compensation shares/units	3,953,965	3,631,489

Total Common Shares and Units - diluted	382,243,066	380,327,371

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	365,496,019	363,968,420
Units (includes OP Units and Restricted Units)	14,703,617	14,477,945

Total Shares and Units	380,199,636	378,446,365

1st Quarter 2016 Earnings Release	18

Equity Residential
Partially Owned Entities as of March 31, 2016
(Amounts in thousands except for property and apartment unit amounts)

	Consolidated	Unconsolidated

Total properties	18	3

Total apartment units	3,471	1,281

Operating information for the quarter ended 3/31/16 (at 100%):
Operating revenue	$22,997	$9,441
Operating expenses	5,598	3,349

Net operating income	17,399	6,092
Property management	811	209
General and administrative/other	15	86
Depreciation	5,369	4,479

Operating income	11,204	1,318
Interest and other income	20	—
Interest:
Expense incurred, net	(4,038)	(2,344)
Amortization of deferred financing costs	(147)	—

Income (loss) before income and other taxes and (loss)
from investments in unconsolidated entities	7,039	(1,026)
Income and other tax (expense) benefit	(12)	—
(Loss) from investments in unconsolidated entities	(369)	—
Net income (loss)	$6,658	$(1,026)

Debt - Secured (1):
EQR Ownership (2)	$242,676	$34,938
Noncontrolling Ownership	75,125	139,754

Total (at 100%)	$317,801	$174,692

(1)	All debt is non-recourse to the Company.

(2)	Represents the Company's current equity ownership interest.

Note:
The above table excludes the Company's interests in unconsolidated joint ventures entered into with AvalonBay Communities, Inc. ("AVB") in connection with the acquisition of certain real estate related assets from Archstone Enterprise LP (such assets are referred to herein as "Archstone"). These ventures owned certain non-core Archstone assets and succeeded to certain residual Archstone liabilities/litigation, as well as responsibility for tax protection arrangements and third-party preferred interests in former Archstone subsidiaries. The preferred interests had an aggregate liquidation value of $42.2 million at March 31, 2016. The ventures are owned 60% by the Company and 40% by AVB.

1st Quarter 2016 Earnings Release	19

Equity Residential
Development and Lease-Up Projects as of March 31, 2016
(Amounts in thousands except for project and apartment unit amounts)
Projects	Location	No. of Apartment Units	Total Capital Cost	Total Book Value to Date	Total Book Value Not Placed in Service	Total Debt	Percentage Completed	Percentage Leased	Percentage Occupied	Estimated Completion Date	Estimated Stabilization Date

Projects Under Development:
Potrero 1010	San Francisco, CA	453	$224,474	$199,384	$102,659	$—	87%	19%	8%	Q2 2016	Q3 2017
Vista 99 (formerly Tasman)	San Jose, CA	554	214,923	197,330	29,920	—	96%	45%	40%	Q2 2016	Q2 2018
Altitude (formerly Village at Howard Hughes)	Los Angeles, CA	545	193,231	169,395	169,395	—	87%	—	—	Q3 2016	Q2 2017
The Alton (formerly Millikan)	Irvine, CA	344	102,331	80,736	80,736	—	67%	—	—	Q3 2016	Q3 2017
340 Fremont (formerly Rincon Hill)	San Francisco, CA	348	287,454	238,395	238,395	—	91%	—	—	Q3 2016	Q1 2018
One Henry Adams	San Francisco, CA	241	172,337	109,401	109,401	—	59%	—	—	Q1 2017	Q4 2017
455 I St	Washington, DC	174	73,157	32,836	32,836	—	21%	—	—	Q3 2017	Q2 2018
855 Brannan (formerly 801 Brannan)	San Francisco, CA	449	304,035	123,528	123,528	—	29%	—	—	Q3 2017	Q1 2019
2nd & Pine (1)	Seattle, WA	398	215,787	108,246	108,246	—	44%	—	—	Q3 2017	Q2 2019
Cascade (2)	Seattle, WA	477	176,378	78,706	78,706	—	35%	—	—	Q3 2017	Q2 2019

Projects Under Development		3,983	1,964,107	1,337,957	1,073,822	—

Completed Not Stabilized (3):
Junction 47 (formerly West Seattle)	Seattle, WA	206	67,112	66,262	—	—		98%	96%	Completed	Q2 2016
Azure (at Mission Bay)	San Francisco, CA	273	187,390	184,858	—	—		92%	89%	Completed	Q3 2016
170 Amsterdam (4)	New York, NY	236	111,892	111,747	—	—		91%	85%	Completed	Q3 2016
Odin (formerly Tallman)	Seattle, WA	301	81,777	80,957	—	—		79%	76%	Completed	Q4 2016

Projects Completed Not Stabilized		1,016	448,171	443,824	—	—

Completed and Stabilized During the Quarter:
Prism at Park Avenue South	New York, NY	269	243,861	240,762	—	—		93%	92%	Completed	Stabilized

Projects Completed and Stabilized During the Quarter		269	243,861	240,762	—	—

Total Development Projects		5,268	$2,656,139	$2,022,543	$1,073,822	$—

Land Held for Development		N/A	N/A	$154,023	$154,023	$—

							Total Capital Cost	Q1 2016 NOI
NOI CONTRIBUTION FROM DEVELOPMENT PROJECTS
Projects Under Development							$1,964,107	$440
Completed Not Stabilized							448,171	4,114
Completed and Stabilized During the Quarter							243,861	2,654
Total Development NOI Contribution							$2,656,139	$7,208

Note: All development projects listed are wholly owned by the Company.
(1)
2nd & Pine – During the quarter ended March 31, 2016, the Company sold a portion of an adjacent land parcel and underground parking garage and the related air rights for $12.3 million, reducing budgeted total capital cost by approximately $7.0 million. Separately, the Company increased its budgeted total capital cost for the apartment project by approximately $8.1 million due to the decision to upgrade certain appliances and fixtures.

(2)			Cascade – The Company increased its budgeted total capital cost by approximately $3.9 million due to the decision to increase retail space as well as upgrade certain finishes and fixtures.
(3)			Properties included here are substantially complete. However, they may still require additional exterior and interior work for all apartment units to be available for leasing.
(4)			170 Amsterdam – The land under this project is subject to a long term ground lease.

1st Quarter 2016 Earnings Release	20

Equity Residential
Repairs and Maintenance Expenses and Capital Expenditures to Real Estate
For the Quarter Ended March 31, 2016
(Amounts in thousands except for apartment unit and per apartment unit amounts)

		Repairs and Maintenance Expenses						Capital Expenditures to Real Estate							Total Expenditures
	Total Apartment Units (1)	Expense (2)	Avg. Per Apartment Unit	Payroll (3)	Avg. Per Apartment Unit	Total	Avg. Per Apartment Unit	Replacements (4)	Avg. Per Apartment Unit	Building Improvements (5)	Avg. Per Apartment Unit	Total	Avg. Per Apartment Unit		Grand Total	Avg. Per Apartment Unit

Same Store Properties	73,222	$19,394	$265	$16,934	$231	$36,328	$496	$15,806	$216	$12,302	$168	$28,108	$384	(8)	$64,436	$880

Non-Same Store Properties (6)	4,328	752	192	582	149	1,334	341	1,164	298	2,583	662	3,747	960		5,081	1,301

Other (7)	—	2,612		2,917		5,529		1,618		429		2,047			7,576

Total	77,550	$22,758		$20,433		$43,191		$18,588		$15,314		$33,902			$77,093

(1)
Total Apartment Units - Excludes 1,281 unconsolidated apartment units and 5,161 military housing apartment units for which repairs and maintenance expenses and capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)
Repairs and Maintenance Expenses - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair and maintenance costs.

(3)		Maintenance Payroll - Includes payroll and related expenses for maintenance staff.

(4)
Replacements - Includes new expenditures inside the apartment units such as appliances, mechanical equipment, fixtures and flooring, including carpeting. Replacements for same store properties also include $10.2 million spent in Q1 2016 on apartment unit renovations/rehabs (primarily kitchens and baths) on 866 same store apartment units (equating to approximately $11,800 per apartment unit rehabbed) designed to reposition these assets for higher rental levels in their respective markets. In 2016, the Company expects to spend approximately $40.0 million for all unit renovation/rehab costs (primarily on same store properties) at a weighted average cost of $10,000 per apartment unit rehabbed.

(5)
Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6)		Per apartment unit amounts are based on a weighted average of 3,904 apartment units.

(7)		Other - Primarily includes expenditures for properties sold and properties under development.

(8)
Based on the approximately 70,000 apartment units expected to be included in same store properties by December 31, 2016, the Company estimates that it will spend approximately $2,200 per apartment unit of capital expenditures, inclusive of apartment unit renovation/rehab costs, or $1,600 per apartment unit excluding apartment unit renovation/rehab costs during 2016.

1st Quarter 2016 Earnings Release	21

Equity Residential
Normalized EBITDA Reconciliations
(Amounts in thousands)

Normalized EBITDA Reconciliations for Page 16

	Trailing Twelve Months		2016	2015
	March 31, 2016	December 31, 2015	Q1	Q4	Q3	Q2	Q1
Net income	$4,449,625	$908,018	$3,731,831	$213,720	$205,456	$298,618	$190,224
Interest expense incurred, net	549,196	444,486	213,492	110,540	114,298	110,866	108,782
Amortization of deferred financing costs	13,606	10,801	5,394	3,067	2,607	2,538	2,589
Depreciation	744,259	765,895	172,885	181,033	196,059	194,282	194,521
Income and other tax expense (benefit) (includes discontinued operations)	1,233	932	359	219	329	326	58
Property acquisition costs (other expenses)	2,244	1,008	1,335	804	27	78	99
Write-off of pursuit costs (other expenses)	4,163	3,208	1,448	886	671	1,158	493
(Income) loss from investments in unconsolidated entities	(10,958)	(15,025)	1,104	(637)	1,041	(12,466)	(2,963)
Net (gain) loss on sales of land parcels	(11,722)	1	(11,722)	—	—	—	1
(Gain) on sale of investment securities and other investments (interest and other income)	(1,082)	(526)	(556)	(139)	—	(387)	—
Executive compensation program duplicative costs and retirement benefit obligations	9,998	11,976	359	2,336	4,967	2,336	2,337
Insurance/litigation settlement or reserve income (interest and other income)	(6,030)	(5,977)	(53)	(207)	—	(5,770)	—
Insurance/litigation settlement or reserve expense (other expenses)	(2,040)	(2,796)	(244)	(1,929)	21	112	(1,000)
Other (interest and other income)	(302)	(302)	—	—	(108)	(194)	—
Net (gain) on sales of discontinued operations	(15)	—	(15)	—	—	—	—
Net (gain) on sales of real estate properties	(3,978,662)	(335,134)	(3,723,479)	(39,442)	(66,939)	(148,802)	(79,951)
Normalized EBITDA	$1,763,513	$1,786,565	$392,138	$470,251	$458,429	$442,695	$415,190

Balance Sheet Items:	March 31, 2016	December 31, 2015
Total debt	$8,583,818	$10,921,366
Cash and cash equivalents	(368,049)	(42,276)
Mortgage principal reserves/sinking funds	(52,305)	(50,155)
Net debt	$8,163,464	$10,828,935

1st Quarter 2016 Earnings Release	22

Equity Residential
Normalized FFO Guidance Reconciliations and Non-Comparable Items
(Amounts in thousands except per share data)
(All per share data is diluted)

Normalized FFO Guidance Reconciliations
	Normalized
	FFO Reconciliations
	Guidance Q1 2016
	to Actual Q1 2016
	Amounts	Per Share
Guidance Q1 2016 Normalized FFO - Diluted	$288,862	$0.756
Property NOI	(388)	(0.001)
Fee and asset management revenues	1,310	0.003
Other	(303)	(0.001)
Actual Q1 2016 Normalized FFO - Diluted	$289,481	$0.757
_____________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Non-Comparable Items – Adjustments from FFO to Normalized FFO
	Quarter Ended March 31,
	2016	2015	Variance
Impairment	$—	$—	$—
Asset impairment and valuation allowances	—	—	—

Archstone indirect costs (loss (income) from investments in unconsolidated entities) (A)	301	(5,417)	5,718
Property acquisition costs (other expenses)	1,335	99	1,236
Write-off of pursuit costs (other expenses)	1,448	493	955
Property acquisition costs and write-off of pursuit costs	3,084	(4,825)	7,909

Prepayment premiums/penalties (interest expense)	112,419	—	112,419
Write-off of unamortized deferred financing costs (interest expense)	3,099	74	3,025
Write-off of unamortized (premiums)/discounts/OCI (interest expense)	4,579	(1,390)	5,969
Premium on redemption of Preferred Shares	—	2,789	(2,789)
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	120,097	1,473	118,624

Net (gain) loss on sales of land parcels	(11,722)	1	(11,723)
Net loss on sales of unconsolidated entities – non-operating assets	—	1,657	(1,657)
(Gain) on sale of investment securities and other investments (interest and other income)	(556)	—	(556)
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(12,278)	1,658	(13,936)

Executive compensation program duplicative costs (B)	359	2,337	(1,978)
Insurance/litigation settlement or reserve income (interest and other income)	(53)	—	(53)
Insurance/litigation settlement or reserve expense (other expenses)	(244)	(1,000)	756
Other miscellaneous non-comparable items	62	1,337	(1,275)

Non-comparable items – Adjustments from FFO to Normalized FFO	$110,965	$(357)	$111,322

(A) Archstone indirect costs primarily includes the Company's 60% share of winddown costs for such items as office leases, litigation and German operations/sales that were incurred indirectly through the Company's interest in various unconsolidated joint ventures with AVB. During the quarter ended March 31, 2015, the amount also includes approximately $6.9 million received related to the favorable settlement of a lawsuit.

(B) Represents the accounting cost associated with the overlap of the Company's current and former performance based executive compensation programs. The Company is required to expense in 2016 and 2015 a portion of both the previous program's time based equity grants for service in 2014 or 2015 and the performance based grants issued under the current program, creating a duplicative charge. For the quarter ended March 31, 2016, the entire $0.4 million has been recorded to general and administrative expense. For the quarter ended March 31, 2015, $0.3 million and $2.0 million has been recorded to property management expense and general and administrative expense, respectively.

Note: See pages 25 through 28 for the definitions of non-GAAP financial measures and other terms as well as the reconciliations of EPS to FFO per share and Normalized FFO per share.

1st Quarter 2016 Earnings Release	23

Equity Residential
Normalized FFO Guidance and Assumptions

The guidance/projections provided below are based on current expectations and are forward-looking. All guidance is given on a Normalized FFO basis. Therefore, certain items excluded from Normalized FFO, such as debt extinguishment costs/prepayment penalties, property acquisition costs and the write-off of pursuit costs, are not included in the estimates provided on this page. The special dividend to be paid later in 2016 remains subject to the discretion of the Company's Board of Trustees and may vary materially due to, among other items, the amount and timing of 2016 dispositions. See pages 25 through 28 for the definitions of non-GAAP financial measures and other terms as well as the reconciliations of EPS to FFO per share and Normalized FFO per share.

2016 Normalized FFO Guidance (per share diluted)

	Q2 2016	2016

Expected Normalized FFO Per Share	$0.74 to $0.78	$3.05 to $3.15

2016 Same Store Assumptions (see Note below)

Physical occupancy		95.9%
Revenue change		4.50% to 5.00%
Expense change		2.50% to 3.00%
NOI change		5.00% to 6.00%

Note: The same store guidance provided above is based on the approximately 70,000 apartment units expected to be included in same store properties by December 31, 2016. Approximately 25 basis point change in NOI percentage = $0.01 per share change in EPS/FFO per share/Normalized FFO per share.

2016 Transaction Assumptions

Consolidated rental acquisitions		$600.0 million
Consolidated rental dispositions		$7.4 billion
Spread		75 basis points

2016 Debt Assumptions

Weighted average debt outstanding		$8.8 billion to $9.2 billion
Weighted average interest rate (reduced for capitalized interest)		4.03%
Interest expense, net (on a Normalized FFO basis)		$354.6 million to $370.8 million
Capitalized interest		$47.0 million to $53.0 million

Note: All 2016 debt assumptions are shown on a Normalized FFO basis and therefore exclude the impact of the debt extinguishment costs/prepayment premiums/penalties shown on page 23.

2016 Other Guidance Assumptions

Property management expense		$82.0 million to $84.0 million
General and administrative expense (see Note below)		$58.0 million to $60.0 million
Interest and other income		$3.0 million to $4.0 million
Income and other tax expense		$1.0 million to $2.0 million
Debt offerings		$200.0 million to $250.0 million
Equity ATM share offerings		No amounts budgeted
Preferred share offerings		No amounts budgeted
Special dividend paid in Q1 2016		$8.00 per share
Special dividend to be paid later in 2016		$2.00 to $4.00 per share
Regular annual dividend (paid in four equal quarterly installments)		$2.015 per share
Weighted average Common Shares and Units - Diluted		382.7 million

Note: Normalized FFO guidance excludes a duplicative charge of approximately $1.4 million, which will be recorded to general and administrative expense, related to the overlap of accounting costs for the Company's current and former executive compensation programs.

1st Quarter 2016 Earnings Release	24

Equity Residential
Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms
(Amounts in thousands except per share and per apartment unit data)
(All per share data is diluted)

This Earnings Release and Supplemental Information include certain non-GAAP financial measures and other terms that management believes are helpful in understanding our business. The definitions and calculations of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial measures should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from specific operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.

Acquisition Capitalization Rate or Cap Rate – NOI that the Company anticipates receiving in the next 12 months less an estimate of property management costs/management fees allocated to the project (generally ranging from 2.0% to 4.0% of revenues depending on the size and income streams of the asset) and less an estimate for in-the-unit replacement capital expenditures (generally ranging from $100-$450 per apartment unit depending on the age and condition of the asset) divided by the gross purchase price of the asset. The weighted average Acquisition Cap Rate for acquired properties is weighted based on the projected NOI streams and the relative purchase price for each respective property.

Average Rental Rate – Total residential rental revenues divided by the weighted average occupied apartment units for the reporting period presented.

Debt Covenant Compliance – Our unsecured debt includes certain financial and operating covenants including, among other things, maintenance of certain financial ratios. These provisions are contained in the indentures applicable to each notes payable or the credit agreement for our line of credit. The Debt Covenant Compliance ratios that are provided show the Company's compliance with certain covenants governing our public unsecured debt. These covenants generally reflect our most restrictive financial covenants. The Company was in compliance with its unsecured debt covenants for all years presented (the ratios should not be used for any other purpose, including without limitation, to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period).

Disposition Yield – NOI that the Company anticipates giving up in the next 12 months less an estimate of property management costs/management fees allocated to the project (generally ranging from 2.0% to 4.0% of revenues depending on the size and income streams of the asset) and less an estimate for in-the-unit replacement capital expenditures (generally ranging from $100-$450 per apartment unit depending on the age and condition of the asset) divided by the gross sale price of the asset. The weighted average Disposition Yield for sold properties is weighted based on the projected NOI streams and the relative sales price for each respective property.

Earnings Per Share ("EPS") – Net income per share calculated in accordance with GAAP. Expected EPS is calculated on a basis consistent with actual EPS. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual EPS could differ materially from expected EPS.

Economic Gain – Economic Gain is calculated as the net gain on sales of real estate properties in accordance with GAAP, excluding accumulated depreciation. The Company generally considers Economic Gain to be an appropriate supplemental measure to net gain on sales of real estate properties in accordance with GAAP because it is one indication of the gross value created by the Company's acquisition, development, rehab, management and ultimate sale of a property and because it helps investors to understand the relationship between the cash proceeds from a sale and the cash invested in the sold property. The following table presents a reconciliation of Economic Gain to net gain on sales of real estate properties in accordance with GAAP:

	Quarter Ended March 31, 2016

	Economic Gain	Accumulated Depreciation Gain	Net Gain on Sales of Real Estate Properties

Starwood Sale	$1,982,011	$1,179,210	$3,161,221
Woodland Park sale	258,991	30,442	289,433
River Tower sale	152,534	32,076	184,610
Other sales	51,904	36,311	88,215

Totals	$2,445,440	$1,278,039	$3,723,479

1st Quarter 2016 Earnings Release	25

Equity Residential
Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued
(Amounts in thousands except per share and per apartment unit data)
(All per share data is diluted)

Funds From Operations and Normalized Funds From Operations:

Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States (“GAAP”)), excluding gains (or losses) from sales and impairment write-downs of depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Expected FFO per share is calculated on a basis consistent with actual FFO per share and is considered an appropriate supplemental measure of expected operating performance when compared to expected EPS.

The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company’s real estate between periods or as compared to different companies.

Normalized Funds From Operations ("Normalized FFO") – Normalized FFO begins with FFO and excludes:
• the impact of any expenses relating to non-operating asset impairment and valuation allowances;
• property acquisition and other transaction costs related to mergers and acquisitions and pursuit cost write-offs;
• gains and losses from early debt extinguishment, including prepayment penalties, preferred share redemptions and the cost related to the implied option value of non-cash convertible debt discounts;
• gains and losses on the sales of non-operating assets, including gains and losses from land parcel sales, net of the effect of income tax benefits or expenses; and
• other miscellaneous non-comparable items.

Expected Normalized FFO per share is calculated on a basis consistent with actual Normalized FFO per share and is considered an appropriate supplemental measure of expected operating performance when compared to expected EPS.

The Company believes that Normalized FFO and Normalized FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company because they allow investors to compare the Company's operating performance to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results.

FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP. Therefore, FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

FFO available to Common Shares and Units and Normalized FFO available to Common Shares and Units are calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with GAAP. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests - Operating Partnership". Subject to certain restrictions, the Noncontrolling Interests - Operating Partnership may exchange their OP Units for Common Shares on a one-for-one basis.

1st Quarter 2016 Earnings Release	26

Equity Residential
Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued
(Amounts in thousands except per share and per apartment unit data)
(All per share data is diluted)

The following table presents reconciliations of EPS to FFO per share and Normalized FFO per share for pages 6 and 24 (the expected guidance/projections provided below are based on current expectations and are forward-looking):

	Actual Q1 2016 Per Share	Actual Q1 2015 Per Share	Expected Q2 2016 Per Share	Expected 2016 Per Share

EPS - Diluted	$9.76	$0.49	$0.59 to $0.63	$12.60 to $12.70
Add: Depreciation expense	0.45	0.51	0.45	1.81
Less: Net gain on sales	(9.74)	(0.21)	(0.15)	(11.45)

FFO per share - Diluted	0.47	0.79	0.89 to 0.93	2.96 to 3.06

Asset impairment and valuation allowances	—	—	—	—
Property acquisition costs and write-off of pursuit costs	0.01	(0.01)	—	0.02
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	0.31	—	—	0.32
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(0.03)	0.01	(0.15)	(0.25)
Other miscellaneous non-comparable items	—	—	—	—

Normalized FFO per share - Diluted	$0.76	$0.79	$0.74 to $0.78	$3.05 to $3.15

Net Operating Income (“NOI”) – NOI is the Company’s primary financial measure for evaluating each of its apartment properties. NOI is defined as rental income less direct property operating expenses (including real estate taxes and insurance). The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company's apartment properties. NOI does not include an allocation of property management expenses.

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI for the First Quarter 2016 Same Store Properties (see page 10):

	Quarter Ended March 31,
	2016	2015

Operating income	$216,625	$218,331
Adjustments:
Non-same store operating results	(41,804)	(92,538)
Fee and asset management revenue	(2,918)	(1,765)
Property management	23,495	22,765
General and administrative	16,717	19,762
Depreciation	172,885	194,521

Same store NOI	$385,000	$361,076

Non-Same Store Properties – For annual comparisons, primarily includes all properties acquired during 2015 and 2016, plus any properties in lease-up and not stabilized as of January 1, 2015.

Normalized Earnings Before Interest, Income Taxes, Depreciation and Amortization ("EBITDA") – Represents net income in accordance with GAAP before interest expense, income taxes, depreciation expense and amortization expense and further adjusted for non-comparable items. Normalized EBITDA, total debt to Normalized EBITDA and net debt to Normalized EBITDA are important metrics in evaluating the credit strength of the Company and its ability to service its debt obligations. The Company believes that Normalized EBITDA, total debt to Normalized EBITDA and net debt to Normalized EBITDA are useful to investors, creditors and rating agencies because they allow investors to compare the Company's credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual credit quality.

Physical Occupancy – The weighted average occupied apartment units for the reporting period divided by the average of total apartment units available for rent for the reporting period.

Same Store Properties – For annual comparisons, primarily includes all properties acquired or completed that are stabilized prior to January 1, 2015, less properties subsequently sold. Properties are included in Same Store when they are stabilized for all of the current and comparable periods presented.

1st Quarter 2016 Earnings Release	27

Equity Residential
Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued
(Amounts in thousands except per share and per apartment unit data)
(All per share data is diluted)

% of Stabilized NOI – For the March 31, 2016 Portfolio Summary, represents budgeted 2016 NOI for stabilized properties and projected annual NOI at stabilization (defined as having achieved 90% occupancy for three consecutive months) for properties that are in lease-up. For the December 31, 2015 Portfolio Summary, represents actual 2015 NOI for stabilized properties and projected annual NOI at stabilization (defined as having achieved 90% occupancy for three consecutive months) for properties that are in lease-up.

Total Capital Cost – Estimated cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, including land acquisition costs, construction costs, capitalized real estate taxes and insurance, capitalized interest and loan fees, permits, professional fees, allocated development overhead and other regulatory fees, all in accordance with GAAP.

Total Market Capitalization – The aggregate of the market value of the Company’s outstanding common shares, including restricted shares, the market value of the Company’s operating partnership units outstanding, including restricted units (based on the market value of the Company’s common shares) and the outstanding principal balance of debt. The Company believes this is a useful measure of a real estate operating company’s long-term liquidity and balance sheet strength, because it shows an approximate relationship between a company’s total debt and the current total market value of its assets based on the current price at which the Company’s common shares trade. However, because this measure of leverage changes with fluctuations in the Company’s share price, which occur regularly, this measure may change even when the Company’s earnings, interest and debt levels remain stable.

Turnover – Total residential move-outs divided by total residential apartment units, including inter-property and intra-property transfers.

Unencumbered NOI % – Represents NOI generated by consolidated real estate assets unencumbered by outstanding secured debt as a percentage of total NOI generated by all of the Company's consolidated real estate assets.

Unlevered Internal Rate of Return (“IRR”) – The Unlevered IRR on sold properties refers to the internal rate of return calculated by the Company based on the timing and amount of (i) total revenue earned during the period owned by the Company and (ii) the gross sales price net of selling costs, offset by (iii) the undepreciated capital cost of the properties at the time of sale and (iv) total direct property operating expenses (including real estate taxes and insurance) incurred during the period owned by the Company. Each of the items (i), (ii), (iii) and (iv) is calculated in accordance with GAAP.

The calculation of the Unlevered IRR does not include an adjustment for the Company’s general and administrative expense, interest expense or property management expense. Therefore, the Unlevered IRR is not a substitute for net income as a measure of our performance. Management believes that the Unlevered IRR achieved during the period a property is owned by the Company is useful because it is one indication of the gross value created by the Company’s acquisition, development, rehab, management and ultimate sale of a property, before the impact of Company overhead. The Unlevered IRR achieved on the properties as cited in this release should not be viewed as an indication of the gross value created with respect to other properties owned by the Company, and the Company does not represent that it will achieve similar Unlevered IRRs upon the disposition of other properties. The weighted average Unlevered IRR for sold properties is weighted based on all cash flows over the investment period for each respective property, including net sales proceeds.

1st Quarter 2016 Earnings Release	28